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                                                               Exhibit 99(10)(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated January 31, 2004 with respect to the consolidated financial statements of The Penn Mutual Life Insurance Company and March 19, 2004 with respect to the financial statement of Penn Mutual Variable Annuity Account III in Post-Effective Amendment No. 5, Amendment No. 7, Amendment No. 9, and Amendment No. 36 to the Registration Statement (Form N-4, No. 333-69386/333-39804/333-62811/002-77283) of The Penn Mutual Variable Annuity
Account III.

                                                  /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 25, 2005